Mitek Reports Record Fiscal 2025 Second Quarter Financial Results
Raises Adjusted EBITDA Margin Guidance Range for Fiscal 2025
Secures Term Loan Facility to Retire 2026 Convertible Notes

SAN DIEGO, CA, May 8, 2025 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity verification, mobile capture and fraud management, today reported financial results for its second quarter ended March 31, 2025 and raised its adjusted EBITDA margin guidance range for its fiscal 2025 full year ending September 30, 2025 (“fiscal 2025”).

“Mitek delivered a strong second quarter, achieving all-time record revenue and record profitability, underscoring our continued momentum,” said Ed West, Mitek’s CEO. “SaaS revenue growth was particularly strong, increasing 15% year over year, as customers increasingly rely on our Identity Verification and Fraud solutions to address real-world challenges with speed and precision. At the same time, we are building a more agile Mitek, strengthening our foundation, and deepening engagement with banks, fintechs, telecoms and enterprises. These results reflect meaningful progress and position our core technologies as catalysts for durable, long-term growth. As we enter the second half of the year, our focus remains on disciplined execution.”

Fiscal 2025 Second Quarter Financial Highlights

GAAP
•Revenue of $51.9 million was an 11% increase year-over-year, compared to $47.0 million a year ago.
•Gross profit of $42.1 million was a 12% increase year-over-year, compared to $37.5 million a year ago.
•GAAP gross profit margin was 81.2%, up from 79.8% a year ago.
•GAAP net income was $9.2 million, compared to a GAAP net income of $0.3 million a year ago.
•GAAP net income per diluted share was $0.20, compared to $0.01 a year ago.
•Total cash and investments was $152.4 million at March 31, 2025, an increase of $10.6 million from $141.8 million at September 30, 2024.

Non-GAAP
•Non-GAAP gross profit of $45.6 million was an 11% increase year-over-year, compared to $40.9 million a year ago.
•Non-GAAP gross profit margin was 87.7%, compared to 87.0% a year ago.
•Adjusted EBITDA was $20.2 million, compared to $13.3 million a year ago.
•Adjusted EBITDA margin was 38.8%, compared to 28.2% a year ago.
•Non-GAAP net income was $16.7 million, compared to $11.5 million a year ago.
•Non-GAAP net income per diluted share was $0.36, compared to $0.24 a year ago.
•Free cash flow was $13.7 million for the six months ended March 31, 2025, compared to negative $3.1 million for the corresponding period a year ago, and was $47.1 million for the twelve months ended March 31, 2025, compared to $16.2 million for the corresponding period a year ago.

Fiscal 2025 Full Year Guidance

Mitek is updating its guidance for its fiscal 2025 year ending September 30, 2025, as follows:

•Mitek is maintaining its fiscal 2025 full-year revenue guidance of $170 million to $180 million.

•Mitek is raising its fiscal 2025 full-year adjusted EBITDA margin guidance range by 100 basis points, resulting in a new guidance range of 26%-29%.

Mitek also announced an amendment to its existing credit facility with Silicon Valley Bank, a division of First Citizens Bank & Trust Company, to provide for a new $75 million term loan and a revised $25 million revolving line of credit. Mitek intends to utilize up to $75 million of the term loan, along with Company cash, to retire the Company’s outstanding Convertible Notes on or before their maturity date of February 1, 2026. Dave Lyle, Mitek’s CFO stated, “This transaction coupled with our strong balance sheet and cash flows, secures our financial flexibility with respect to the timing and structure of repaying our Convertible Notes.”

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the Company’s financial results for its fiscal 2025 second quarter. To access the live call, dial 844-481-3005 (US and Canada) or +1 412-317-1889 (International) and ask to be joined to the Mitek call. A live and archived conference call webcast will also be accessible on the Investor Relations section of the Company’s website at www.miteksystems.com. A phone replay will be available approximately two hours after the end of the call and will remain available for one week. The phone call replay can be accessed by dialing 877-344-7529 (US or Canada) or +1 412-317-0088 (International) and entering the passcode: 9085084.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital access, founded to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. With solutions trusted by 7,900 organizations around the world, including the majority of North American financial institutions which rely on our mobile check deposit solutions, Mitek helps companies reduce risk and meet regulatory requirements. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s fiscal 2025 guidance, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation or investigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024, as filed with the SEC on December 16, 2024 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
ir@miteksystems.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP gross profit, non-GAAP cost of revenue, non-GAAP gross margin, non-GAAP net income, non-GAAP net income per share, non-GAAP operating income, non-GAAP operating margin, adjusted EBITDA, and adjusted EBITDA margin and non-GAAP operating expense that exclude amortization of acquisition-related intangibles, net changes in estimated fair value of acquisition-related contingent consideration, litigation and other legal costs, executive transition costs, stock-based compensation expense, non-recurring audit fees, enterprise risk, portfolio positioning and other related costs, restructuring costs, and amortization of debt discount and issuance costs. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

The Company has not provided a reconciliation of its forward outlook for non-GAAP adjusted EBITDA margin with its forward-looking GAAP net income margin in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company is unable, without unreasonable efforts, to quantify share-based compensation expense, which is excluded from our non-GAAP adjusted EBITDA margin, as it requires additional inputs such as the number of shares granted and market prices that are not ascertainable due to the volatility of the Company’s share price. Additionally, a significant portion of the Company’s operations are in foreign countries and the transactional currencies are primarily Euros and British pound sterling and the Company is not able to predict fluctuations in those currencies without unreasonable efforts. The Company expects these items may have a potentially significant impact on future GAAP financial results.

We define free cash flow as net cash provided by operating activities, less cash used for purchases of property and equipment. We define free cash flow margin as free cash flow as a percentage of revenue. In addition to the reasons stated above, we believe that free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment in order to enhance the strength of our balance sheet and further invest in our business and potential strategic initiatives. A limitation of the utility of free cash flow as a measure of our liquidity is that it does not represent the total increase or decrease in our cash balance for the period. We use free cash flow in conjunction with traditional U.S. GAAP measures as part of our overall assessment of our liquidity, including the preparation of our annual operating budget and quarterly forecasts and to evaluate the effectiveness of our business strategies. There are a number of limitations related to the use of free cash flow as compared to net cash provided by operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made. We may refer to certain financial metrics on a Last Twelve Months (“LTM”) basis. LTM figures represent the sum of the most recently reported four fiscal quarters and are used to provide a view of the company's financial performance over the past year.

Mitek encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate Mitek’s business.

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Revenue
Software and hardware	$26,700	$24,889	$38,685	$40,869
Services and other	25,229	22,079	50,498	43,016
Total revenue	51,929	46,968	89,183	83,885
Operating costs and expenses
Cost of revenue—software and hardware (exclusive of depreciation & amortization)	16	29	83	69
Cost of revenue—services and other (exclusive of depreciation & amortization)	6,515	6,186	12,392	11,680
Selling and marketing	10,540	11,021	20,235	20,877
Research and development	9,766	9,713	18,089	18,587
General and administrative	10,098	14,943	21,999	30,481
Amortization and acquisition-related costs	3,600	3,848	7,257	7,831
Restructuring costs	29	530	837	578
Total operating costs and expenses	40,564	46,270	80,892	90,103
Operating income (loss)	11,365	698	8,291	(6,218)
Interest expense	2,407	2,303	4,805	4,566
Other income (expense), net	1,110	1,190	1,673	2,832
Income (loss) before income taxes	10,068	(415)	5,159	(7,952)
Income tax benefit (provision)	(916)	697	(619)	2,441
Net income (loss)	$9,152	$282	$4,540	$(5,511)
Net income (loss) per share—basic	$0.20	$0.01	$0.10	$(0.12)
Net income (loss) per share—diluted	$0.20	$0.01	$0.10	$(0.12)
Shares used in calculating net income (loss) per share—basic	45,651	46,896	45,501	46,593
Shares used in calculating net income (loss) per share—diluted	46,610	48,041	46,599	46,593

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(amounts in thousands except share data)

	March 31, 2025 (Unaudited)	September 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$104,699	$93,456
Short-term investments	31,472	36,884
Accounts receivable, net	49,850	31,682
Contract assets, current portion	11,855	15,818
Prepaid expenses	3,485	4,514
Other current assets	2,548	2,697
Total current assets	203,909	185,051
Long-term investments	16,211	11,410
Property and equipment, net	2,325	2,564
Right-of-use assets	2,469	4,662
Goodwill and intangible assets	173,195	185,711
Deferred income tax assets	23,469	19,145
Contract assets, non-current portion	1,907	3,620
Other non-current assets	1,855	1,590
Total assets	$425,340	$413,753
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,488	$7,236
Accrued payroll and related taxes	10,607	10,324
Accrued liabilities	371	424
Deferred revenue, current portion	29,318	21,231
Lease liabilities, current portion	699	805
Convertible senior notes	147,825	—
Other current liabilities	3,247	2,127
Total current liabilities	195,555	42,147
Convertible senior notes	—	143,601
Deferred revenue, non-current portion	372	753
Lease liabilities, non-current portion	2,173	4,230
Deferred income tax liabilities	2,723	3,889
Other non-current liabilities	4,303	4,332
Total liabilities	205,126	198,952

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 45,530,911 and 44,998,939 issued and outstanding, as of March 31, 2025 and September 30, 2024, respectively	46	45
Additional paid-in capital	257,106	247,326
Accumulated other comprehensive loss	(7,952)	(2,302)
Accumulated deficit	(28,986)	(30,268)
Total stockholders’ equity	220,214	214,801
Total liabilities and stockholders’ equity	$425,340	$413,753

MITEK SYSTEMS, INC.
DISAGGREGATION OF REVENUE BY PRODUCT AND TYPE
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Deposits
Software	$24,700	$22,494	$35,797	$36,542
Deposits services
SaaS	2,536	1,545	4,757	2,900
Maintenance	5,911	5,397	11,596	10,892
Professional services and other	542	68	824	246
Total deposits services	8,989	7,010	17,177	14,038
Total deposits revenue	$33,689	$29,504	$52,974	$50,580

Identity
Identity software and hardware
Software	$2,000	$2,395	$2,888	$4,308
Hardware	—	—	—	19
Total identity software and hardware	2,000	2,395	2,888	4,327
Identity services
SaaS	15,460	14,138	31,666	27,036
Maintenance	466	534	892	1,134
Professional services and other	314	397	763	808
Total identity services	16,240	15,069	33,321	28,978
Total identity revenue	$18,240	$17,464	$36,209	$33,305

Consolidated results
Total software and hardware
Software	$26,700	$24,889	$38,685	$40,850
Hardware	—	—	—	19
Total software and hardware	26,700	24,889	38,685	40,869
Total services
SaaS	17,996	15,683	36,423	29,936
Maintenance	6,377	5,931	12,488	12,026
Professional services and other	856	465	1,587	1,054
Total services	25,229	22,079	50,498	43,016
Total revenue	$51,929	$46,968	$89,183	$83,885

MITEK SYSTEMS, INC.
NON-GAAP GROSS PROFIT RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Software and hardware
Revenue	$26,700	$24,889	$38,685	$40,869
Cost of revenue (exclusive of depreciation and amortization)	16	29	83	69
Depreciation and amortization	1,164	1,147	2,354	2,283
GAAP gross profit for software and hardware	25,520	23,713	36,248	38,517
Depreciation and amortization	1,164	1,147	2,354	2,283
Non-GAAP gross profit for software and hardware	$26,684	$24,860	$38,602	$40,800

GAAP gross margin for software and hardware	95.6%	95.3%	93.7%	94.2%
Non-GAAP gross margin for software and hardware	99.9%	99.9%	99.8%	99.8%

Services and other
Services and other revenue	$25,229	$22,079	$50,498	$43,016
Cost of revenue (exclusive of depreciation and amortization)	6,515	6,186	12,392	11,680
Depreciation and amortization	2,093	2,107	4,224	4,213
GAAP gross profit for services and other	16,621	13,786	33,882	27,123
Depreciation and amortization	2,093	2,107	4,224	4,213
Stock-based compensation expense	162	124	323	253
Non-GAAP gross profit for services and other	$18,876	$16,017	$38,429	$31,589

GAAP gross margin for services and other	65.9%	62.4%	67.1%	63.1%
Non-GAAP gross margin for services and other	74.8%	72.5%	76.1%	73.4%

Consolidated results
Total revenue	$51,929	$46,968	$89,183	$83,885
Cost of revenue (exclusive of depreciation and amortization)	6,531	6,215	12,475	11,749
Depreciation and amortization	3,257	3,254	6,578	6,496
GAAP gross profit	42,141	37,499	70,130	65,640
Depreciation and amortization	3,257	3,254	6,578	6,496
Stock-based compensation expense	162	124	323	253
Non-GAAP gross profit	$45,560	$40,877	$77,031	$72,389

GAAP gross margin	81.2%	79.8%	78.6%	78.2%
Non-GAAP gross margin	87.7%	87.0%	86.4%	86.3%

MITEK SYSTEMS, INC.
NON-GAAP OPERATING EXPENSE RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Selling and marketing	$10,540	$11,021	$20,235	$20,877
Non-GAAP adjustments:
Stock-based compensation expense	1,035	940	2,009	1,761
Non-GAAP selling and marketing	$9,505	$10,081	$18,226	$19,116

Research and development	$9,766	$9,713	$18,089	$18,587
Non-GAAP adjustments:
Stock-based compensation expense	1,338	1,366	2,462	2,407
Non-GAAP research and development	$8,428	$8,347	$15,627	$16,180

General and administrative	$10,098	$14,943	$21,999	$30,481
Non-GAAP adjustments:
Stock-based compensation expense	1,817	1,458	4,023	2,897
Litigation and other legal costs(1)	187	918	420	3,087
Executive transition costs	27	559	521	768
Non-recurring audit fees	263	2,373	1,130	4,011
Enterprise risk, portfolio positioning and other related costs(2)	—	—	—	996
Non-GAAP general and administrative	$7,804	$9,635	$15,905	$18,722

Total Non-GAAP operating expense	$25,737	$28,063	$49,758	$54,018

(1)During the three and six months ended March 31, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(2)During the six months ended March 31, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.

MITEK SYSTEMS, INC.
GAAP NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
GAAP net income (loss)	$9,152	$282	$4,540	$(5,511)
Add:
Income tax (benefit) provision	916	(697)	619	(2,441)
Other (income) expense, net	(1,110)	(1,190)	(1,673)	(2,832)
Interest Expense	2,407	2,303	4,805	4,566
GAAP operating income (loss)	$11,365	$698	$8,291	$(6,218)

Non-GAAP Adjustments
Depreciation and amortization	$344	$451	$739	$842
Amortization of intangibles	3,600	3,846	7,257	7,694
Net changes in estimated fair value of acquisition-related contingent consideration	—	—	—	136
Litigation and other legal costs(1)	187	918	420	3,087
Executive transition costs	27	559	521	768
Stock-based compensation expense	4,352	3,888	8,817	7,318
Non-recurring audit fees	263	2,373	1,130	4,011
Enterprise risk, portfolio positioning and other related costs(2)	—	—	—	996
Restructuring costs(3)	29	530	837	578
Adjusted EBITDA	$20,167	$13,263	$28,012	$19,212
Total revenue	$51,929	$46,968	$89,183	$83,885
Adjusted EBITDA margin	38.8%	28.2%	31.4%	22.9%

(1)During the three and six months ended March 31, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(2)During the six months ended March 31, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(3)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.8 million in the six months ended March 31, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025. Restructuring costs were $0.6 million in the six months ended March 31, 2024 and were related to expenses incurred to relocate employees.

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Net income (loss)	$9,152	$282	$4,540	$(5,511)
Non-GAAP adjustments:
Amortization of acquisition-related intangibles(1)	3,600	3,848	7,257	7,695
Net changes in estimated fair value of acquisition-related contingent consideration(1)	—	—	—	136
Litigation and other legal costs(2)	187	918	420	3,087
Executive transition costs	27	559	521	768
Stock-based compensation expense	4,352	3,888	8,817	7,318
Non-recurring audit fees	263	2,373	1,130	4,011
Enterprise risk, portfolio positioning and other related costs(3)	—	—	—	996
Restructuring costs(4)	29	530	837	578
Amortization of debt discount and issuance costs	2,162	2,006	4,309	3,975
Income tax effect of pre-tax adjustments	(3,440)	(4,427)	(5,359)	(7,394)
Cash tax difference(5)	414	1,559	907	2,200
Non-GAAP net income	$16,746	$11,536	$23,379	$17,859
Non-GAAP net income per share—basic	$0.37	$0.25	$0.51	$0.38
Non-GAAP net income per share—diluted	$0.36	$0.24	$0.50	$0.38
Shares used in calculating non-GAAP net income per share—basic	45,651	46,896	45,501	46,593
Shares used in calculating non-GAAP net income per share—diluted	46,610	48,041	46,599	46,593

(1)March 31, 2024 amounts reflect reclassifications to conform to the current year presentation.
(2)During the three and six months ended March 31, 2024, our legal team used third party legal experts to perform and provide advice regarding a variety of activities including intellectual property litigation matters and risk analysis and in providing support for customers in their litigation, matters and options related to getting our SEC filings current, the process for a potential delisting from the Nasdaq Capital Market, ongoing litigation support, and various other projects.
(3)During the six months ended March 31, 2024, we used three third party experts to evaluate our product portfolio positioning, competitive landscape, enterprise risk and other related analyses.
(4)Restructuring costs consist of employee severance obligations and other related costs. Restructuring costs were $0.8 million in the six months ended March 31, 2025 and were related to a restructuring that occurred in the first quarter of fiscal 2025. Restructuring costs were $0.6 million in the six months ended March 31, 2024 and were related to expenses incurred to relocate employees.
(5)The Company’s non-GAAP net income is calculated using a cash tax rate of 18% in fiscal 2025 and 13% in fiscal 2024. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, and the utilization of research and development tax credits which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended March 31, 2025 and 2024 was 9% and 168%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the six months ended March 31, 2025 and 2024 was 12% and 31%, respectively.

MITEK SYSTEMS, INC.
NON-GAAP FREE CASH FLOW RECONCILIATION
(Unaudited)
(amounts in thousands)
	Three months ended				Twelve months ended March 31, 2025
	June 30, 2024	September 30, 2024	December 31, 2024	March 31, 2025
Net cash provided by (used in) operating activities	$12,985	$21,102	$565	$13,743	$48,395
Less:
Purchases of property and equipment, net	(431)	(283)	(335)	(232)	(1,281)
Free Cash Flow	$12,554	$20,819	$230	$13,511	$47,114

	Three months ended				Twelve months ended March 31, 2024
	June 30, 2023	September 30, 2023	December 31, 2023	March 31, 2024
Net cash provided by (used in) operating activities	$16,552	$3,473	$(9,463)	$7,064	$17,626
Less:
Purchases of property and equipment, net	(284)	(378)	(241)	(483)	(1,386)
Free Cash Flow	$16,268	$3,095	$(9,704)	$6,581	$16,240

STOCK-BASED COMPENSATION EXPENSE
(Unaudited)
(amounts in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2025	2024	2025	2024
Cost of revenue	$162	$124	$323	$253
Selling and marketing	1,035	940	2,009	1,761
Research and development	1,338	1,366	2,462	2,407
General and administrative	1,817	1,458	4,023	2,897
Total stock-based compensation expense	$4,352	$3,888	$8,817	$7,318